                                                                    EXHIBIT 12.1

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                                SIX MONTHS
                                ENDED JUNE
                                    30,           YEARS ENDED DECEMBER 31,
                               ------------- ----------------------------------
                                1996   1995   1995   1994   1993   1992   1991
                               ------ ------ ------ ------ ------ ------ ------
Income from continuing
 operations before income
 taxes and minority
 interest(1).................. $149.8 $134.0 $261.5 $183.6 $156.2 $156.8 $121.3
Add:
  Interest expense(1).........   43.4   54.1  114.3   95.2   89.9   74.2   68.9
  Distributions from less than
   50% owned companies........    5.8    6.1   13.5   12.1    6.4    4.8    5.2
  Interest component of rent
   expense(1)(2)..............    1.9    1.6    3.5    3.0    2.9    2.7    2.3
                               ------ ------ ------ ------ ------ ------ ------
Earnings available for fixed
 charges...................... $200.9 $195.8 $392.8 $293.9 $255.4 $238.5 $197.7
                               ====== ====== ====== ====== ====== ====== ======
Fixed charges:
  Interest expense(1)......... $ 43.4 $ 54.1 $114.3 $ 95.2 $ 89.9 $ 74.2 $ 68.9
  Capitalized interest........    3.9    1.9    3.3    8.4    2.1    4.9    5.2
  Interest component of rent
   expense(1)(2)..............    1.9    1.6    3.5    3.0    2.9    2.7    2.3
                               ------ ------ ------ ------ ------ ------ ------
Total fixed charges........... $ 49.2 $ 57.6 $121.1 $106.6 $ 94.9 $ 81.8 $ 76.4
                               ====== ====== ====== ====== ====== ====== ======
Ratio of earnings to fixed
 charges......................   4.1x   3.4x   3.2x   2.8x   2.7x   2.9x   2.6x
                               ====== ====== ====== ====== ====== ====== ======

- --------
(1) Includes unconsolidated 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                            SIX MONTHS ENDED
                                JUNE 30,           YEARS ENDED DECEMBER 31,
                            ----------------- ----------------------------------
                              1996     1995    1995   1994   1993   1992   1991
                            -------- -------- ------ ------ ------ ------ ------
Income from continuing
 operations before income
 taxes and minority
 interest(1)..............  $  149.8 $  134.0 $261.5 $183.6 $156.2 $156.8 $121.3
Add:
  Interest expense(1).....      43.4     54.1  114.3   95.2   89.9   74.2   68.9
  Distributions from less
   than 50% owned
   companies..............       5.8      6.1   13.5   12.1    6.4    4.8    5.2
  Interest component of
   rent expense(1)(2).....       1.9      1.6    3.5    3.0    2.9    2.7    2.3
                            -------- -------- ------ ------ ------ ------ ------
Earnings available for
 combined fixed charges
 and preferred stock
 dividends................  $  200.9 $  195.8 $392.8 $293.9 $255.4 $238.5 $197.7
                            ======== ======== ====== ====== ====== ====== ======
Fixed charges and
 preferred stock
 dividends:
  Interest expense(1).....  $   43.4 $   54.1 $114.3 $ 95.2 $ 89.9 $ 74.2 $ 68.9
  Capitalized interest....       3.9      1.9    3.3    8.4    2.1    4.9    5.2
  Interest component of
   rent expense(1)(2).....       1.9      1.6    3.5    3.0    2.9    2.7    2.3
  Preferred stock
   dividends..............       --       --     --     --     --     --     --
                            -------- -------- ------ ------ ------ ------ ------
Combined fixed charges and
 preferred stock
 dividends................  $   49.2 $   57.6 $121.1 $106.6 $ 94.9 $ 81.8 $ 76.4
                            ======== ======== ====== ====== ====== ====== ======
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends................      4.1x     3.4x   3.2x   2.8x   2.7x   2.9x   2.6x
                            ======== ======== ====== ====== ====== ====== ======

- --------
(1) Includes unconsolidated 50% owned companies.
(2) Assumed interest component to be one-third of rent expense.

                        BALLY ENTERTAINMENT CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                         SIX MONTHS ENDED
                             JUNE 30,         YEARS ENDED DECEMBER 31,
                         -----------------------------------------------------
                           1996    1995    1995   1994   1993  1992      1991
                         -------- -------------- ------ ------ -----    ------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest...... $   48.7 $  22.9 $ 56.9 $  6.1 $ 15.1 $(7.3)   $(50.9)
Add:
  Interest expense(1)...     66.9    64.6  132.4  130.8   92.9  93.8     117.2
  Amortization of
   capitalized
   interest.............       .7      .5    1.1     .9     .8    .9        .8
  Interest component of
   rent expense(2)......      1.3      .6    1.7    1.1     .4    .2       1.0
                         -------- ------- ------ ------ ------ -----    ------
Earnings available for
 fixed charges.......... $  117.6 $  88.6 $192.1 $138.9 $109.2 $87.6    $ 68.1
                         ======== ======= ====== ====== ====== =====    ======
Fixed charges:
  Interest expense(1)... $   66.9 $  64.6 $132.4 $130.8 $ 92.9 $93.8    $117.2
  Capitalized interest..       .2     2.0    2.8    2.1     .4    .1        .1
  Interest component of
   rent expense(2)......      1.3      .6    1.7    1.1     .4    .2       1.0
                         -------- ------- ------ ------ ------ -----    ------
Total fixed charges..... $   68.4 $  67.2 $136.9 $134.0 $ 93.7 $94.1    $118.3
                         ======== ======= ====== ====== ====== =====    ======
Ratio of earnings to
 fixed charges..........     1.7x    1.3x   1.4x   1.0x   1.2x   -- (3)    -- (3)
                         ======== ======= ====== ====== ====== =====    ======

- --------
(1) Includes amortization of debt issuance costs and discount.
(2) Assumed interest component to be one-third of rent expense.
(3) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1991 by $6.5 and $50.2, respectively.

                        BALLY ENTERTAINMENT CORPORATION

                 COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                         SIX MONTHS ENDED
                             JUNE 30,         YEARS ENDED DECEMBER 31,
                         -----------------------------------------------------
                           1996    1995    1995   1994   1993  1992      1991
                         -------- -------------- ------ ------ -----    ------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest...... $   48.7   $22.9 $ 56.9 $  6.1 $ 15.1 $(7.3)   $(50.9)
Add:
  Interest expense(1)...     66.9    64.6  132.4  130.8   92.9  93.8     117.2
  Amortization of
   capitalized
   interest.............       .7      .5    1.1     .9     .8    .9        .8
  Interest component of
   rent expense(2)......      1.3      .6    1.7    1.1     .4    .2       1.0
  Preferred stock
   dividends of
   subsidiaries.........       .5      .5     .6    --     --    --        --
                         -------- ------- ------ ------ ------ -----    ------
Earnings available for
 combined fixed charges
 and preferred stock
 dividends.............. $  118.1   $89.1 $192.7 $138.9 $109.2 $87.6    $ 68.1
                         ======== ======= ====== ====== ====== =====    ======
Fixed charges and
 preferred stock
 dividends:
  Interest expense(1)... $   66.9   $64.6 $132.4 $130.8 $ 92.9 $93.8    $117.2
  Capitalized interest..       .2     2.0    2.8    2.1     .4    .1        .1
  Interest component of
   rent expense(2)......      1.3      .6    1.7    1.1     .4    .2       1.0
  Preferred stock
   dividends(3).........     13.4     2.7    6.8    5.5    4.3   2.8       2.8
                         -------- ------- ------ ------ ------ -----    ------
Combined fixed charges
 and preferred stock
 dividends.............. $   81.8   $69.9 $143.7 $139.5 $ 98.0 $96.9    $121.1
                         ======== ======= ====== ====== ====== =====    ======
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends..............     1.4x    1.3x   1.3x   1.0x   1.1x   -- (4)    -- (4)
                         ======== ======= ====== ====== ====== =====    ======

- --------
(1) Includes amortization of debt issuance costs and discount.
(2) Assumed interest component to be one-third of rent expense.
(3) Includes preferred stock dividend requirements of Bally Entertainment Corporation and its consolidated subsidiaries.
(4) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1991 by $9.3 and $53.0, respectively.

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                                                        SIX MONTHS   YEAR ENDED
                                                           ENDED      DECEMBER
                                                       JUNE 30, 1996  31, 1995
                                                       ------------- ----------
Income from continuing operations before income taxes
 and minority interest(1)............................     $239.7       $385.5
Add:
  Interest expense(1)(2).............................       78.7        189.8
  Distributions from less than 50% owned companies...        5.8         13.5
  Interest component of rent expense(1)(3)...........        3.2          5.2
                                                          ------       ------
Pro forma earnings available for fixed charges.......     $327.4       $594.0
                                                          ======       ======
Fixed charges:
  Interest expense(1)(2).............................     $ 78.7       $189.8
  Capitalized interest...............................        4.1          6.1
  Interest component of rent expense(1)(3)...........        3.2          5.2
                                                          ------       ------
Pro forma total fixed charges........................     $ 86.0       $201.1
                                                          ======       ======
Pro forma ratio of earnings to fixed charges.........       3.8x         3.0x
                                                          ======       ======

- --------
(1) Includes unconsolidated 50% owned companies.
(2) Includes amortization of capitalized interest, debt issuance costs and discount.
(3) Assumed interest component to be one-third of rent expense.

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

             PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (DOLLAR AMOUNTS IN MILLIONS)
                                  (UNAUDITED)

                                                     SIX MONTHS    YEAR ENDED
                                                        ENDED     DECEMBER 31,
                                                    JUNE 30, 1996     1995
                                                    ------------- ------------
Income from continuing operations before income
 taxes and minority interest(1)....................    $239.7        $385.5
Add:
  Interest expense(1)(2)...........................      78.7         189.8
  Distributions from less than 50% owned
   companies.......................................       5.8          13.5
  Interest component of rent expense(1)(3).........       3.2           5.2
                                                       ------        ------
Pro forma earnings available for combined fixed
 charges and preferred stock dividends.............    $327.4        $594.0
                                                       ======        ======
Fixed charges and preferred stock dividends:
  Interest expense(1)(2)...........................    $ 78.7        $189.8
  Capitalized interest.............................       4.1           6.1
  Interest component of rent expense(1)(3).........       3.2           5.2
  Preferred stock dividends........................      11.7           4.9
                                                       ------        ------
Pro forma combined fixed charges and preferred
 stock dividends...................................    $ 97.7        $206.0
                                                       ======        ======
Pro forma ratio of earnings to combined fixed
 charges and preferred stock dividends.............      3.4x          2.9x
                                                       ======        ======

- --------
(1) Includes unconsolidated 50% owned companies.
(2) Includes amortization of capitalized interest, debt issuance costs and discount.
(3) Assumed interest component to be one-third of rent expense.